(a)(84)

ING INVESTORS TRUST

AMENDMENT #75 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Effective: July 20, 2012

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to

1.           Re-designate ING American Funds Bond Portfolio to ING Bond Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

 “The Series that have been established and designated as of the date first above written are as follows:

ING American Funds Asset Allocation Portfolio
ING American Funds Global Growth and Income Portfolio
ING American Funds Growth Portfolio
ING American Funds International Growth and Income Portfolio
ING American Funds International Portfolio
ING American Funds World Allocation Portfolio
ING Artio Foreign Portfolio
ING BlackRock Health Sciences Opportunities Portfolio
ING BlackRock Inflation Protected Bond Portfolio
ING BlackRock Large Cap Growth Portfolio
ING Bond Portfolio
ING Clarion Global Real Estate Portfolio
ING Clarion Real Estate Portfolio
ING DFA Global Allocation Portfolio
ING DFA World Equity Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Franklin Income Portfolio
ING Franklin Mutual Shares Portfolio
ING Franklin Templeton Founding Strategy Portfolio
ING Global Resources Portfolio
ING Goldman Sachs Commodity Strategy Portfolio
ING Invesco Van Kampen Growth and Income Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING Large Cap Growth Portfolio
ING Large Cap Value Portfolio

ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Marsico Growth Portfolio
ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Morgan Stanley Global Franchise Portfolio
ING Multi-Manager International Small Cap Portfolio
ING Oppenheimer Active Allocation Portfolio
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Retirement Conservative Portfolio
ING Retirement Growth Portfolio
ING Retirement Moderate Growth Portfolio
ING Retirement Moderate Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING T. Rowe Price International Stock Portfolio
ING Templeton Global Growth Portfolio
ING U.S. Stock Index Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee